UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2018

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-217678	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 12, 2018, Vantage Drilling International (the “Company”) held an Extraordinary General Meeting of shareholders (the “Meeting”). At the Meeting, the shareholders of the Company voted on and approved the following resolution (the “Resolution”):

“that notwithstanding Section 2.2(a)(viii) of the shareholders’ agreement (the “Shareholders’ Agreement”) dated February 10, 2016 entered into between (i) the Company and (ii) the Shareholders (as defined therein), the Shareholders hereby resolve and consent to the incurrence by the Company of new indebtedness for borrowed money in excess of the limitation set forth in Section 2.2(a)(viii) thereof, and in particular, up to $360 million in the aggregate for such new indebtedness, which may be in the form of notes, bonds or similar instruments, one or more loan or credit facilities, or a combination of the foregoing (collectively, the “New Indebtedness”), together with any other indebtedness issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge the New Indebtedness (the “Refinancing Indebtedness”), provided that the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the New Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the New Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith).”

The results of the voting were as follows:

Shares
For	3,230,844
Against	212,519
Abstain	787,326
Broker Non-Votes	—

Following the approval of the Resolution, the Company’s debt incurrence capacity under its above referenced shareholders’ agreement has been conformed to that under the Company’s existing Third Lien Subordination and Intercreditor Agreement dated as of February 10, 2016, among the Company and the other grantors party thereto, and the creditor representatives and collateral agents party thereto.

Item 7.01.	Regulation FD Disclosure.

On November 14, 2018, the Company commenced an offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of $300 million in aggregate principal amount of senior secured first lien notes due 2023 in a private placement (the “Offering”).

In connection with the Offering, the Company disclosed information to prospective investors in a preliminary offering circular dated November 14, 2018. The preliminary offering circular disclosed certain information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith such information, in the general form presented in the preliminary offering circular, as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

On November 14, 2018, the Company issued a press release pursuant to Rule 135c under the Securities Act regarding the Offering. A copy of the press release is furnished as Exhibit 99.2 hereto.

On November 14, 2018, the Company also issued a press release announcing that it had issued a conditional notice of redemption for all of its outstanding 10% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes”), such redemption to occur on December 14, 2018, or such later date as the Company may determine, in its sole discretion, as may be necessary for the satisfaction or waiver of a financing condition described therein (such date, as it may be extended but in any event not more than 60 days from the date of the notice, the “Redemption Date”), at a redemption price equal to 100.0% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date on the principal amount of the Second Lien Notes to be redeemed. The foregoing redemption is conditioned on the satisfaction or waiver of the aforesaid financing condition. A copy of the press release is furnished as Exhibit 99.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Excerpts from preliminary offering circular of Vantage Drilling International, dated November 14, 2018.

99.2	Press Release of Vantage Drilling International dated November 14, 2018

99.3	Press Release of Vantage Drilling International dated November 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2018

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary